EXHIBIT 99.1

BK Technologies Announces Second Quarter 2024 Results

Second Quarter GAAP EPS of $0.47

Reiterates Target of Full Year 2024 GAAP EPS to exceed $1.50

WEST MELBOURNE, FL August 8, 2024 / BK Technologies Corporation (NYSE American: BKTI) (the “Company,” “BK Technologies”) today announced financial and operating results for the second quarter and six months ended June 30, 2024. The Company will host a conference call today, August 8, 2024, at 9:00 a.m. Eastern Time.

Second Quarter 2024 Financial and Operational Update

•	Revenue increased 7% to $20.3 million, compared with $19.0 million for the second quarter of 2023

•	Gross margin improved to 37.3%, as compared to the 27.4% in second quarter 2023

•	Company achieved GAAP earnings per share of $0.47; non-GAAP earnings of $0.56[1] per basic and $0.55 per diluted share.

•	Order backlog was $26.9 million at June 30, 2024

•	Re-affirms target full year 2024 GAAP earnings to exceed $1.50 per share; target full year non-GAAP earnings per share of $1.77[2]

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United States Patent and Trademark Office (USPTO) issued BK Technologies a patent for covering aspects of its unique voice dispatch interoperability solution, InteropONETM, which establishes a unified common operating communitcations platform between federal, state and local public safety agencies for planned and emergency response events.

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1 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

2 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

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John Suzuki, CEO of BK Technologies commented, “Our second quarter results reflect solid progress as demonstrated by revenue growth, improved gross margin, and lower operating expenses resulting in significantly enhanced profitability with GAAP earnings per share of $0.47. Our backlog at the close of the second quarter rose to $27 million, reflecting the growing market demand for our products.   CalFire led the demand with purchase orders totaling over $15M for BKR5000, KNG mobiles and a first purchase of BKR9000 multiband radios as part of their on-going product life-cycle replacement program. Interest for our BKR 9000 continues to increase, as evidenced by a $1.1 million order in the quarter from the Mississippi Forestry Commission.

“I am pleased to report that the majority of the BKR 5000 radios shipped in the second quarter were manufactured by our partner, East West Manufacturing, and we just completed the transition of the KNG mobile radio.  The focus is now turning to the full transfer of BKR 9000 production by the end of the third quarter, which will complete the transition for the outsourcing program.   Our decision to adopt an outsourced manufacturing model has already resulted in lower product costs which has had a positive impact on our margin performance, and we expect further cost reductions to drive continued margin improvement moving forward. This asset light model will also help us focus our resources on engineering, product development, and marketing.”

Mr. Suzuki concluded, “We’re pleased to have delivered strong performance in the second quarter and we are enthusiastic about the order activity we’re seeing. As we begin to move through the back half of 2024, we remain confident in our ability to achieve our targeted full year GAAP EPS exceeding $1.50, or non-GAAP EPS exceeding $1.77, and are intently focused on driving continued market adoption of the BKR 9000 multiband portable radio.

Second Quarter 2024 Financial Review

Revenue increased 6.6% to $20.3 million, compared with $19.0 million for the second quarter of 2023. Gross profit margin was 37.3% compared to 27.4% for the same quarter of last year, reflecting the favorable impact of production cost reduction initiatives implemented throughout 2023 and 2024.

Selling, General & Administrative expenses totaled $5.5 million, compared with $6.0 million for the second quarter of last year.

2

Operating income totaled $2.0 million compared with operating loss of ($784,000) for the second quarter of last year.

BK Technologies recorded net income of $1.7 million or $0.47 per basic and diluted share, compared with a net loss of ($1.3 million) or ($0.39) per basic and diluted share, for the second quarter of last year. The Company reported non-GAAP adjusted earnings of $2.0 million or $0.56 per basic and $0.55 per diluted share compared to non-GAAP adjusted net loss of ($0.8) million or ($0.25) per basic and diluted share for the second quarter of 2023.

Non-GAAP adjusted EBITDA3 for the second quarter of 2024 was $2.5 million, compared with non-GAAP adjusted EBITDA1 loss of $(0.8) million in the second quarter of 2023.

Working capital totaled approximately $20.3 million at June 30, 2024, of which $14.5 million was comprised of cash, cash equivalents and trade receivables. This compares with the working capital at December 31, 2023 of approximately $16.8 million, of which $11.4 million was comprised of cash, cash equivalents and trade receivables.

First Six Months 2024 Financial Review

Revenue increased slightly to $38.5 million, compared with $37.7 million in the first six months of 2023. Gross profit margin was 35.9% compared to 26.8% for the first half of last year, reflecting the favorable impact of production cost reduction initiatives implemented throughout 2023 and 2024.

Selling, General & Administrative expenses totaled $10.8 million, compared with $11.9 million in the first half of last year.

Operating income totaled $3.0 million compared with operating loss of ($1.8) million in the first six months of last year.

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3 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

3

BK Technologies recorded net income of $2.3 million or $0.66 per basic and diluted share, compared with a net loss of ($2.6) million or ($0.77) per basic and diluted share, for the first half of last year. In the first six months of 2024, the Company recognized a realized loss of ($91,000) on its investment in FG Holdings, LLC, compared to an unrealized loss on investments of ($489,000) in the first half of 2023.  BK Technologies fully exited its investment position in FG Holdings, LLC in late January 2024.

The Company reported non-GAAP adjusted earnings of $3.0 million or $0.85 per basic and $0.84 per diluted share in the first six months of 2024 compared to non-GAAP adjusted net loss of ($1.8 million) or ($0.53) per basic and diluted share for the first six months of 2023.

Non-GAAP adjusted EBITDA4 for the first six months of 2024 was $3.8 million, compared with non-GAAP adjusted EBITDA1 loss of ($1.5) million in the first half of 2023.

Conference Call and Webcast

BK Technologies will host a conference call and webcast for investors today, August 8, 2024, at 9:00 a.m. Eastern Time.

Shareholders and interested parties may participate in the conference call by dialing (888) 506-0062 and international participants should dial (973) 528-0011 and use access code: 343819. The call and the accompanying slide deck will also be webcast at:

https://www.webcaster4.com/Webcast/Page/2208/50879

The conference call and slide deck may also be accessed via the Events page of the Company’s website at www.bktechnologies.com. Please allow extra time prior to the call to visit the site.

An online archive of the webcast will be available on the Company’s website for thirty (30) days following the call at www.bktechnologies.com. A replay of the conference call will be available one hour after completion of the call until August 15, 2024, by dialing (877) 481-4010 and international participants should dial (919) 882-2331. All callers must use passcode 50879 to access the replay.

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4 Represents a non-GAAP financial measure. Refer to the section entitled “Use of Non-GAAP Financial Measures” and Reconciliation to GAAP later in this press release.

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Use of Non-GAAP Measures

BK Technologies prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses non-GAAP financial measures. Management believes the non-GAAP financial measures discussed in this release are important to the reader of the Consolidated Financial Statements. The Company has provided the non-GAAP financial information presented in the press release, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in the press release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in the press release. The non-GAAP financial measures in the press release may differ from similar measures used by other companies.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (Adjusted EBITDA). Adjusted EBITDA is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in net income provided in the statement of operations attributable to the Company calculated in accordance with GAAP, the most directly comparable financial measure calculated in accordance with GAAP.  Management believes Adjusted EBITDA can help the investors better understand operational factors associated with the Company’s financial performance because it excludes the following from consideration: interest, taxes, depreciation and amortization, and infrequent or unusual losses or gains (i.e., non-recurring and incremental restructuring charges that are not expected to be routinely incurred year over year because of the Company’s strategy and operating experience). See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EBITDA.

Adjusted earnings per share (Adjusted EPS). Adjusted EPS is considered a non-GAAP financial measure under the SEC’s rules because it excludes certain amounts included in the basic and diluted earnings per share attributable to the Company calculated in accordance with GAAP (EPS), the most directly comparable financial measure calculated in accordance with GAAP.  Adjusted EPS is a non-GAAP financial measure that adjusts GAAP EPS for expense items that are typically strategic in nature or that management otherwise does not view as reflecting the operating performance of the company. Management believes Adjusted EPS can help the reader better understand the operating performance of the core businesses and their ability to generate earnings. The Company has non-cash charges for Stock based compensation and changes in investment value that do not reflect the operating performance of the LMR and SaaS businesses. The Company has also entered a master Service Agreement with EastWest Manufacturing, LLC for the manufacture of LMR radio products and accessories that will result in one-time adjustments related to the transition of production operations during the fiscal year 2024.  Management believes that these one-time charges do not reflect the operational profitability of the business for 2024 compared to prior periods.  See Reconciliation to GAAP below for calculation methodology and details regarding Adjusted EPS.

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About BK Technologies

BK Technologies Corporation, through its operating subsidiaries, manufactures high-specification, communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies’ SaaS business focuses on new, innovative public safety smartphone services that will make the first responders safer or more productive.   BK Technologies is honored to serve these heroes when every moment counts. The Company’s common stock trades on the NYSE American market under the symbol “BKTI”. Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our land mobile radio product line and SaaS business segment; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our new multiband product and other related products in the BKR Series product line and the Company’s SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including higher inflation and its impacts, federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, the effects of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events, as well as the broader impacts to financial markets and the global macroeconomic and geopolitical environments; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of natural disasters, changes in climate, severe weather events, geopolitical events, acts of war or terrorism, global health epidemics or pandemics (such as the COVID-19 pandemic) and catastrophic events on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statement.

This press release and related communications contain specifically identified non-GAAP financial measures, which supplement the results that are reported according to generally accepted accounting principles (“GAAP”). These non-GAAP financial measures may be useful to investors but should not be viewed in isolation from, or as a substitute for, GAAP results. Differences between non-GAAP financial measures and comparable GAAP financial measures are reconciled in the release.

Company Contact: IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

(Financial Tables to Follow)

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BK TECHNOLOGIES CORPORATION

Condensed Consolidated Statements of Operations

(In thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended

	6/30/24	6/30/23	6/30/24	6/30/23
Sales, net	$20,254	$18,996	$38,485	$37,717

Expenses:
Cost of products	12,707	13,792	24,650	27,619
Selling, general and administrative	5,522	5,988	10,827	11,869
Total operating expenses	18,229	19,780	35,477	39,488

Operating income (loss)	2,025	(784)	3,008	(1,771)

Other (expense) income:
Net interest (expense)	(106)	(155)	(280)	(298)
Loss on investments	-	(376)	(91)	(489)
Other expense	(35)	(25)	(51)	(52)

Income (loss) before income taxes	1,884	(1,340)	2,586	(2,610)

Provision for income tax (expense)	(220)	-	(241)	-

Net income (loss)	$1,664	$(1,340)	$2,345	$(2,610)

Net income (loss) per share - basic	$0.47	$(0.39)	$0.66	$(0.77)
Net income (loss) per share - diluted:	$0.47	$(0.39)	$0.66	$(0.77)

Weighted average shares outstanding - basic	3,529,910	3,402,280	3,534,209	3,400,624
Weighted average shares outstanding - diluted	3,564,170	3,402,280	3,559,305	3,400,624

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BK TECHNOLOGIES CORPORATION

Condensed Consolidated Balance Sheets

(In thousands, except share data) (unaudited)

	June 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$2,981	$3,456
Trade accounts receivable, net	11,528	7,902
Inventories, net	21,591	23,952
Prepaid expenses and other current assets	1,528	1,892
Total current assets	37,628	37,202

Property, plant and equipment, net	4,963	5,366
Right-of-use (ROU) assets	1,358	1,560
Investments	-	742
Deferred tax assets, net	4,116	4,116
Capitalized product development costs	430	-
Other assets	388	422

Total assets	$48,883	$49,408

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,785	$9,822
Accrued compensation and related taxes	1,629	1,302
Accrued warranty expense	807	722
Accrued other expenses and other current liabilities	544	363
Short-term lease liabilities	551	525
Credit facility	3,659	6,476
Note payable-current portion	-	71
Deferred revenue	1,355	1,137
Total current liabilities	17,330	20,418

Long-term lease liabilities	1,002	1,260
Deferred revenue	7,145	6,419
Total liabilities	25,477	28,097

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized shares; none issued or outstanding	-	-
Common stock; $0.60 par value; 10,000,000 authorized shares; 3,877,798 and 3,867,082 issued, and 3,535,718 and 3,577,002 outstanding shares at June 30, 2024 and December 31, 2023, respectively	2,327	2,320
Additional paid-in capital	48,996	48,602
Accumulated deficit	(21,864)	(24,209)
Treasury Stock, at cost, 342,080 and 290,080 shares at June 30, 2024 and December 31, 2023, respectively	(6,053)	(5,402)

Total stockholders' equity	23,406	21,311

Total liabilities and stockholders' equity	$48,883	$49,408

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BK TECHNOLOGIES CORPORATION

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data) (unaudited)

	Three Months Ended		Six Months Ended

Non-GAAP Adjusted EBITDA	6/30/24	6/30/23	6/30/24	6/30/23

Net Income/(Loss)	$1,664	$(1,340)	$2,345	$(2,610)

Adjustments to reconcile net income/(loss) to EBITDA
Interest expense, net	106	155	280	298
Income tax provision	220	-	241	-
Depreciation and amortization	413	399	821	777
EBITDA	2,403	(786)	3,687	(1,535)
Severance	85	-	152	52
Adjusted EBITDA	$2,488	$(786)	$3,839	$(1,483)

Adjustments to reconcile net income (loss) to Adjusted EPS (non-GAAP)

Net Income/(Loss)	$1,664	$(1,340)	$2,345	$(2,610)

Net realized and unrealized loss on investments	-	376	91	489
Stock-based compensation expense	227	124	401	251
Severance	85	-	152	52
Adjusted Earnings (Loss) (Non-GAAP)	$1,976	$(840)	$2,989	$(1,818)

Adjusted earnings (loss) per share - basic	$0.56	$(0.25)	$0.85	$(0.53)
Adjusted earnings (loss) per share - diluted	$0.55	$(0.25)	$0.84	$(0.53)

Weighted average common shares outstanding, basic	3,529,910	3,402,280	3,534,209	3,400,624
Weighted average common shares outstanding, diluted	3,564,170	3,402,280	3,559,305	3,400,624

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